UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

COMMUNITY BANKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

COMMUNITY BANKS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 4, 2004
Time:	10:00 a.m.
Place:	Four Points Sheraton 800 East Park Drive Harrisburg, Pennsylvania

Matters to be voted on:

1. Election of Directors.    Election of four (4) Class A Directors to serve until the 2008 annual meeting.

2. Other Business.    Any other business properly brought before the shareholders at the meeting.

You can vote your shares of common stock if our records show that you owned the shares at the close of business on February 27, 2004 (the “Record Date”). Your vote at the annual meeting is very important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed prepaid envelope. This proxy will not be used if you are present at the meeting and desire to vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

PATRICIA E. HOCH

Secretary

Harrisburg, Pennsylvania

March 30, 2004

COMMUNITY BANKS, INC.

PROXY STATEMENT

MARCH 30, 2004

GENERAL INFORMATION

This proxy statement has information about the annual meeting of shareholders of Community Banks, Inc., which is referred to in this proxy statement as the “Company.” The management of the Company and Community Banks, the Company’s bank subsidiary (referred to in this proxy statement as the “Bank”), prepared this proxy statement for the Board of Directors. We first mailed this proxy statement and the enclosed proxy card to shareholders on March 30, 2004.

The Company will pay the costs of preparing, printing and mailing the proxy and all related materials. In addition to sending you these materials, some of the Company’s employees may contact you by telephone, by mail or in person.

The Company’s corporate offices are located at 750 East Park Drive, Harrisburg, Pennsylvania, and our telephone number is (717) 920-1698. Our mailing address is 750 East Park Drive, Harrisburg, Pennsylvania 17111.

VOTING

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares at the close of business on February 27, 2004 (the “Record Date”). A total of 11,699,162 shares of common stock were outstanding on the Record Date and can vote at the annual meeting. You get one vote for each share of common stock that you own. The enclosed proxy card shows the number of shares you can vote. We will hold the annual meeting if the holders of a majority of the shares of the common stock entitled to vote either sign and return their proxy cards or attend the meeting in person.

The Trust Department of the Bank, as sole trustee, holds 37,733 shares of the Company common stock. The Trust Department may vote these shares at the annual meeting.

As of the Record Date, management of the Company beneficially owned a total of 1,545,030 shares of the Company common stock.

What vote is required?

A plurality of the votes cast at a meeting at which a quorum is present is required for the election of directors, which means that since four directors are being elected, the four nominees receiving the most votes will be elected. A majority of the votes cast at a meeting at which a quorum is present is required for any other matter that may come before the meeting, except in cases where the vote of a greater number of shares is required by law or under the Company’s Articles of Incorporation or Bylaws.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the meeting. If other matters are properly presented at the annual meeting, the proxy holder named in the enclosed proxy card will exercise his judgment to vote your shares in a manner that he deems to be in the best interests of the Company and its shareholders.

How are votes counted?

Our transfer agent counts all votes cast by proxy before the annual meeting. Our judge of election will manually count all votes which are cast in person or by proxy at the annual meeting.

Voting is an important right of shareholders. If you abstain or otherwise fail to cast a vote on any matter, your proxy will be counted for purposes of determining whether there is a quorum but will not be counted as a vote. Broker non-votes will also not be counted. Broker non-votes occur when a broker or bank which holds your shares for you does not vote, either because it does not have the authority to vote on your behalf or because you have not given it instructions on how to vote.

How do I vote?

Refer to the voting instructions on the proxy card. You may vote by completing and returning the enclosed proxy card, by telephone or by appearing in person at the annual meeting. We encourage you to return the proxy card or to vote by telephone, to ensure that your vote is counted. However, you may attend the meeting and vote in person whether or not you have previously returned a proxy card or voted by telephone.

Can I change my vote after I return my proxy card or vote by telephone?

Yes. At any time before the vote on a proposal, you can change your vote either by:

•	giving the Company’s Secretary a written notice revoking your proxy card;

•	signing, dating and returning to us a new proxy card; or

•	placing a second telephone vote.

We will honor the proxy card or the telephone vote with the latest date.

Can I vote in person at the annual meeting?

Yes. We encourage you to complete and return the proxy card to ensure that your vote is counted. However, you may attend the meeting and vote in person whether or not you have previously returned a proxy card.

MANAGEMENT AND CORPORATE GOVERNANCE

Election Of Four Class A Directors Of The Company

With respect to electing directors, the Company’s bylaws provide as follows:

•	the board of directors will consist of not less than five nor more than 25 directors;

•	there will be four classes of directors, as nearly equal in number as possible;

•	each class will be elected for a term of four years; and

•	each class will be elected in a separate election, so that the term of office of one class of directors will expire in each year.

At the annual meeting, we will nominate the following persons as Class A Directors to serve until 2008. Although we do not know of any reason why any of these nominees might not be able to serve, we will propose a substitute nominee if any nominee is not available for election. The proxy holder named in the proxy card intends to vote for the election of the four persons listed as Class A Directors to serve until the 2008 annual meeting. Unless you indicate otherwise, your proxy will be voted in favor of the election of those nominees. Each nominee for the position of Class A Director is currently a director of the Company and was nominated by the Board of Directors of the Company. None of the following nominees, nor any of the directors continuing in office, is a director of another company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

Ronald E. Boyer. Mr. Boyer, age 66, has been a director of the Bank since 1981 and of the Company since its formation in 1983. Since 1977, Mr. Boyer has been the president of Alvord-Polk, Inc., based in Millersburg, Pennsylvania, a company which manufactures cutting tools.

Peter DeSoto. Mr. DeSoto, age 64, has been a director of the Bank since 1981 and of the Company since its formation in 1983. Since 1997, Mr. DeSoto has been the CEO of J. T. Walker Industries, Inc., parent of M.I. Home Products based in Elizabethville, Pennsylvania, a company which manufactures vinyl, aluminum and cellular composite windows and doors.

Thomas L. Miller. Mr. Miller, age 71, has been a director of the Bank since 1966 and of the Company since its formation in 1983. From 1967 to 1998, Mr. Miller was the president and CEO of the Bank and, from 1983 to 1998, president and CEO of the Company. Mr. Miller retired from his positions as president and CEO in 1998.

James A. Ulsh. Mr. Ulsh, age 57, has been a director of the Bank since 1977 and of the Company since its formation in 1983. Since 1973, Mr. Ulsh has been employed as an attorney with the Harrisburg, Pennsylvania law firm of Mette, Evans & Woodside.

Directors Continuing In Office

Class B Directors to continue in office until 2005, except as noted below with respect to Messrs. Long and Miller.

Samuel E. Cooper. Mr. Cooper, age 69, has been a director of the Company since 1992. From 1972 to 1996, Mr. Cooper was the superintendent of the Warrior Run School District in Turbotville, Pennsylvania. He has been retired since 1996.

Eddie L. Dunklebarger. Mr. Dunklebarger, age 50, has been a member and the Chairman of the Company’s Board of Directors since 1998. Since that time, he has also served as president and CEO of the Bank and the Company.

Thomas W. Long. Mr. Long, age 74, has been a director of the Bank since 1981 and of the Company since its formation in 1983. From 1958 until his retirement in 1997, Mr. Long was a principal and owner of Millersburg Hardware Company, Inc., a retail hardware business based in Millersburg, Pennsylvania.

Donald L. Miller. Mr. Miller, age 74, has been a director of the Bank since 1981 and of the Company since its formation in 1983. From 1953 to 2003, Mr. Miller was engaged in the ownership and operation of Miller Brothers Dairy, Inc., based in Millersburg, Pennsylvania, a business engaged in milk production and sales. He has been retired since 2003.

Because Messrs. Long and Miller will turn 75 in the coming year, the Company’s Bylaws provide that their terms of office will expire the day before the 2005 annual meeting.

Class C Directors to continue in office until 2006.

Kenneth L. Deibler. Mr. Deibler, age 80, has been a director of the Bank since 1966 and of the Company since its formation in 1983. Since 1943, Mr. Deibler has been a self-employed insurance broker, based in Elizabethville, Pennsylvania.

Earl L. Mummert. Mr. Mummert, age 58, has been a director of the Company since 1998. Since 1976, Mr. Mummert has been employed as a consulting actuary by Conrad Siegel, Inc., a company which provides a broad array of services to companies and employee benefit plans in Harrisburg, Pennsylvania.

Allen Shaffer. Mr. Shaffer, age 78, has been a director of the Bank since 1961 and of the Company since its formation in 1983. Since 1952, Mr. Shaffer has practiced law in Millersburg and Harrisburg, Pennsylvania.

Class D Directors to continue in office until 2007, except as noted below with respect to Mr. Taylor.

Wayne H. Mummert. Mr. Mummert, age 69, has been a director since 1998. Mr. Mummert has been a farmer since 1952 and from 1960 to 1991 was employed by the U. S. Postal Service.

Scott J. Newkam. Mr. Newkam, age 53, has been a director since 2003. Since September 1999, Mr. Newkam has been the president and CEO of Hershey Entertainment & Resort Company, a company which owns and operates resort and entertainment facilities in Hershey, Pennsylvania. From 1997 to September 1999, Mr. Newkam was executive vice president and chief operating officer of the company. In these positions, Mr. Newkam has supervised and been actively involved in the preparation of financial statements.

Robert W. Rissinger. Mr. Rissinger, age 77, has been a director of the Bank since 1961 and of the Company since its formation in 1983. Since 1977, Mr. Rissinger has been the Secretary/Treasurer of Alvord-Polk, Inc., based in Millersburg, Pennsylvania, a company which manufactures cutting tools. Since 1978, he has also been a principal in and owner of Engle-Rissinger Auto Group, Inc., a retail vehicle sales business also based in Millersburg, Pennsylvania.

John W. Taylor, Jr. Mr. Taylor, age 73, has been a director of the Company since 1998. Since 1980, Mr. Taylor has been president of Air Brake & Power Equipment Company, based in Pottsville, Pennsylvania, a company which distributes truck and industrial parts and equipment. Pursuant to the Company’s Bylaws, Mr. Taylor’s term of office will expire on the day before the 2006 annual meeting, because he will have turned 75 by that time.

When the Company amended its bylaws in 1973 to include age limits for Board members, Messrs. Deibler, Shaffer (Class C directors), Thomas Miller (a Class A director) and Rissinger (a Class D director) were excepted.

Independence Of Directors

The Board of Directors of the Company has determined that all directors with the exception of Mr. Dunklebarger and Mr. Ulsh are independent as defined in the NASDAQ Marketplace Rules. The Company’s independent directors intend to meet in executive session at least two times annually. Meetings have been scheduled for May 4, 2004 and November 2, 2004.

Transactions With Officers And Directors

During 2003, the Bank had, and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of the Company and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons. Management believes that these loans present no more than the normal risk of collectibility or other unfavorable features.

Allen Shaffer, a director of the Company, is an attorney with offices in Harrisburg and Millersburg, Pennsylvania, who has been retained in the last fiscal year by the Company and who the Company proposes to retain in the current fiscal year. James A. Ulsh, a director of the Company, is a shareholder/employee of the law firm of Mette, Evans & Woodside, Harrisburg, Pennsylvania, which the Company has retained in the last fiscal year and proposes to retain in the current fiscal year. Earl L. Mummert, a director of the Company, is an actuarial consultant with Conrad M. Siegel, Inc., Harrisburg, Pennsylvania, which provides actuarial services to the Company.

Attendance At Annual Meeting

The Board of Directors has adopted a policy that all of its directors shall be present at the Company’s annual meeting, absent extenuating circumstances. All directors of the Company were in attendance at the Annual Meeting of Shareholders held May 1, 2003.

Meetings And Committees Of The Board

The Board of Directors met six (6) times during 2003. All directors attended no fewer than 75% of the total number of meetings of the Board and committees on which he served, except Peter DeSoto who attended 58% of the meetings.

In addition to committees related specifically to the Company’s banking business, the Board has Executive, Audit, Nominating and Corporate Governance and Compensation Committees. The Executive Committee reviews policies and other items to be presented to the Board and acts on behalf of the Board between scheduled Board meetings as permitted by law. A majority of the members of the Executive Committee is independent, as defined in applicable NASDAQ rules. The audit, nominating and compensation committees are described in more detail below.

Audit Committee

The members of the Audit Committee are Scott J. Newkam (Chairman), Ronald E. Boyer, Samuel E. Cooper, Kenneth L. Deibler, Earl L. Mummert and Wayne H. Mummert. The Committee met five times in 2003. The Board has adopted a charter for the Committee, which is attached to this proxy statement as Appendix A. Each member of the Committee is independent, as defined by the NASDAQ Marketplace Rules and applicable rules of the Securities and Exchange Commission. The Board has determined that Mr. Newkam is an audit committee financial expert, as defined by the Securities and Exchange Commission.

Report Of The Audit Committee

The general functions performed by the Audit Committee include supervising and recommending to the Board changes in audit procedures, recommending the hiring of independent certified public accountants, reviewing the complete audit of the books and financial statements of the Company and its subsidiaries, reviewing and making recommendations to the Board regarding the internal auditor’s report and the certified public accountants’ audit report, reviewing examination reports by state and federal banking regulators, and the monitoring of risks, which includes reviewing the adequacy of internal controls and assessing the extent to which audit recommendations have been implemented.

With respect to fiscal year 2003, the Audit Committee has reviewed and discussed the audited financial statements of the Company with management. Additionally, the Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence. Based on these discussions, the Audit Committee has recommended to the Board of Directors of Community that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

By:	Scott J. Newkam (Chair), Ronald E. Boyer, Samuel E. Cooper, Kenneth L. Deibler, Earl L. Mummert, and Wayne H. Mummert.

Nominating And Corporate Governance Committee

The Board has established a Nominating and Corporate Governance Committee, whose members are Robert W. Rissinger (Chair), Earl L. Mummert and Scott Newkam. Each member of the Committee is independent, as defined by the NASDAQ Marketplace Rules. The functions of the Committee are to provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community by identifying individuals qualified to become directors and recommending that the Board of Directors select the candidates for all directorships to be filled by the Board of Directors or by the shareholders; developing and recommending to the Board a set of corporate governance principles applicable to the Company and otherwise taking a leadership role in shaping the corporate governance of the Company. A copy of the charter that the Committee has adopted is attached to this proxy statement as Appendix B and can be found under the Investor Relations tab on the Company’s website, at www.communitybanks.com. Because the Nominating Committee was formed by the Board of Directors at its meeting in February 2004, it did not meet in 2003. Before recommending candidates for election to the Board, the Nominating Committee will consider the candidate’s character, judgment, business experience, expertise and acumen, as well as any other criteria contained in the Bylaws for membership on the Board.

Process For Identifying And Evaluating Nominees For Director

The Committee will utilize current board members, management and other appropriate sources to identify potential nominees. The Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors, and recommend nominees for approval by the Board of Directors and stockholders. The Committee’s process for the consideration of potential nominees will be the same for nominees identified by shareholders, as well as the other sources identified above.

The Nominating Committee will receive and consider nominee recommendations that shareholders address to the Secretary of the Company at the address listed on the first page of this proxy statement. If shareholders wish to nominate candidates for election at the Company’s annual meeting of shareholders, however, they must comply with additional procedures contained in the Company’s bylaws. To nominate someone at the annual meeting, you must deliver or mail a notice to the Secretary of the Company not less than 45 days prior to the date of the annual meeting. Your notice must state your name and residence address and the number of shares of the Company which you own. Your notice must also contain the following information on each proposed nominee:

•	the name, address and age of the nominee;

•	the principal occupation of the nominee;

•	the number of shares of the Company’s common stock owned by the nominee; and

•	the total number of shares that, to your knowledge, will be voted for the nominee.

If you do not follow this procedure, the Chairman of the meeting will disregard a nomination made at the annual meeting, and the judges of election will disregard any votes cast for your nominees.

Compensation Committee

The members of the Committee are Earl L. Mummert (Chair), Peter DeSoto, Donald L. Miller, Robert W. Rissinger, and John W. Taylor, Jr.  The Committee met five times in 2003. The functions of the Committee are to evaluate the Company’s compensation policies and plans, review and evaluate the individual performance of executive officers, establish the compensation of the President/CEO and review recommendations on the compensation of the remaining executive officers. Each of the members of the Committee is independent, as defined in the NASDAQ Marketplace Rules. The report of the Compensation Committee appears in the section of this Proxy Statement titled “Compensation of Management.”

Compensation Committee Interlocks And Insider Participation

None of the Committee members has been an officer or employee of the Company or any of its subsidiaries at any time. Earl L. Mummert is a consulting actuary with Conrad M. Siegel, Inc. which provides actuarial services for the Company. As is the case with other Board members, any indebtedness of the members of the Compensation Committee to the Bank is on the same terms, including interest rate and collateral on loans, as those prevailing at the time of comparable transactions with others and does not involve more than the normal risk of collectibility or present other unfavorable features.

Shareholder Communications With The Board

Shareholders who wish to communicate directly with the Board may direct such communications in writing, via facsimile and/or letter to the Audit Committee Chair, c/o Community Banks, Inc., 750 East Park Drive, Harrisburg, PA 17111 (facsimile no. 717-920-1683). The Audit Committee Chair will convey any and all such communications to the full Board for consideration and review.

Executive Officers Of The Company

In addition to Mr. Dunklebarger, the following individuals serve as executive officers of the Company. The terms during which Messrs. Dunklebarger, Holt, Lawley, Leo and Seibert hold their positions are governed by the employment agreements that the Company has entered into with each of them, which are more fully discussed in the Employment Agreements section beginning on page 13.

Donald F. Holt. Mr. Holt, age 47, is the Company’s chief financial officer and executive vice president of finance, a position he has held since December 31, 2001. He was employed by Keystone Financial, Inc. as its senior vice president and controller from 1987-1998 and as executive vice president and chief financial officer from 1999-2000. During 2001, Mr. Holt served as vice president of finance and administration of the Pennsylvania Chamber of Business and Industry.

Robert J. Lawley. Mr. Lawley, age 49, is the Company’s executive vice president of operations. He has been an executive vice president of the Company since 1984.

Anthony N. Leo. Mr. Leo, age 43, is the Company’s executive vice president of financial services and administration. He has been an executive vice president of the Company since 1998.

Jeffrey M. Seibert. Mr. Seibert, age 44, is the Company’s executive vice president of banking services. He has been an executive vice president of the Company since 1998.

Code Of Ethics

The Company has adopted a Code of Ethics that is applicable to the Company’s chief executive officer, chief financial officer, principal accounting officer, and other designated senior officers. A copy of the Code of Ethics can be found under the Corporate Governance section of the Company’s website at www.communitybanks.com.

COMPENSATION OF MANAGEMENT

EXECUTIVE OFFICERS

The following tables and reports apply to the compensation the Company paid to the President/CEO and the Company’s four other most highly compensated officers. These five individuals are referred to in this proxy statement as the “Named Executive Officers.”

The following Summary Compensation Table shows the annual salary and other compensation for the Named Executive Officers for the last three years.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation(1)		Long Term Compensation	All Other Compensation ($)(5)
Awards(2)
		Salary ($)	Bonus($)(3)	Securities Underlying Options/ SARs (#)(4)
Eddie L. Dunklebarger President & CEO of the Company and Community Banks	2003 2002 2001	325,000 300,000 265,000	161,500 218,900 80,000	24,000 25,200 26,460	58,383 57,162 50,330

Donald F. Holt Executive Vice-President/Finance	2003 2002	150,000 135,000	53,800 67,000	7,200 7,560	12,000 12,377

Robert W. Lawley Executive Vice-President/Operations	2003 2002 2001	150,000 137,080 119,500	53,800 73,000 25,000	7,200 7,560 7,938	27,266 21,578 23,932

Anthony N. Leo Executive Vice-President/Financial Services and Administration	2003 2002 2001	150,000 135,000 113,500	53,800 73,000 25,000	7,200 7,560 7,938	21,759 23,456 27,364

Jeffrey M. Seibert Executive Vice-President/Banking Services	2003 2002 2001	150,000 135,000 113,500	53,800 84,000 25,000	7,200 7,560 7,938	22,655 24,288 20,935

(1)	The total personal benefits provided by the Company and its subsidiaries for any Named Executive Officer did not exceed the lesser of $50,000 or 10% of the salary and bonus of the officer for any of the years shown and are not shown on this table. This does not include benefits that are available to all salaried officers, directors and employees on a non-discriminatory basis.
(2)	The Company has not issued any restricted stock awards to any executive officer. Additionally, the Company does not maintain any Long-Term Incentive Plan other than a stock option plan, and grants to Named Executive Officers pursuant to that plan are reported in the Stock Option Grant Table.
(3)	The bonuses reported for 2002 and 2001 differ from the amounts reported in the Company’s proxy statements for the annual meetings in 2002 and 2003, respectively. Previously, the Company reported bonuses paid, instead of earned, in the respective years. In this table, the amounts reported are for bonuses earned in the respective years, regardless of when they were paid. The amounts reported for bonuses earned by Messrs. Dunklebarger, Holt and Leo in 2003 include amounts deferred by those officers pursuant to a new Senior Management Deferred Compensation Plan that is described on page 16.
(4)	When appropriate, stock options shown above have been adjusted for subsequent stock dividends and stock splits.

(5)	“All other compensation” includes the following:

Mr. Dunklebarger—Director fees of $10,000 for 2003, $5,400 for 2002 and $5,400 for 2001; employer contributions to the Company 401(k) Plan of $12,000 in 2003, $18,000 in 2002 and $13,600 in 2001; and SERP accruals of $36,383 in 2003, $33,762 in 2002 and $31,330 in 2001.

Mr. Holt—Employer contributions to the Company 401(k) Plan of $12,000 in 2003 and 12,150 in 2002; and imputed income of $227.

Mr. Lawley—Employer contributions to the Company 401(k) Plan of $12,000 in 2003, $14,587.00 in 2002 and $12,240 in 2001; SERP accruals of $15,266 in 2003, $6,991 in 2002 and $11,692 in 2001.

Mr. Leo—Employer contributions to the Company 401(k) Plan of $12,000 in 2003, $14,400 in 2002 and $11,760 in 2001; SERP accruals of $9,759 in 2003, $9,056 in 2002 and $8,404 in 2001; car allowance of $7,200 in 2001.

Mr. Seibert—Employer contributions to the Company 401(k) Plan of $12,000 in 2003, $14,400 in 2002 and $11,760 in 2001; SERP accruals of $10,655 in 2003, $9,888 in 2002 and $9,175 in 2001.

Stock Options

In 1998, the shareholders of the Company adopted the Community Banks, Inc. Long-Term Incentive Plan. This plan allows the Company to issue awards to key officers of the Company. Awards may be made in the form of incentive stock options (ISOs), non-qualified stock options (NQSOs) and stock appreciation rights (SARs).

Incentive Stock Options

The Internal Revenue Code requires all ISOs to be granted at a price not less than 100% of the fair market value of the Company common stock on the date the ISO is granted. ISOs are not transferable, except upon death by will or descent and distribution, and may not have a term of exercise longer than ten years. In addition, no ISO may be exercised for a period of at least six months after the ISO is granted.

The plan requires adjustment of the options to reflect changes in the number of outstanding shares caused by events such as the declaration and payment of a stock dividend. Consequently, the option price of and number of shares subject to all ISOs granted has been adjusted each time a stock dividend has been declared and paid.

Non-Qualified Stock Options (NQSO)

NQSOs may or may not have a vesting schedule, depending on the terms of the grant as determined by the Committee administering the plan. Although tax treatment of ISOs and NQSOs may differ, the plan imposes the same general conditions and restrictions on NQSOs as it does on ISOs. These conditions are described above. To date, all NQSOs granted have an option price equal to the fair market value of the Company common stock on the date the NQSO was granted.

Stock Option Grants

The following table shows:

•	the number of stock options granted to Named Executive Officers in 2003;

•	the percentage which the executive’s options bears in relation to the total options granted to all employees during the year;

•	the option price;

•	the expiration of the option; and

•	the potential realizable value of the options assuming certain rates of stock appreciation:

Stock Option Grants In Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5% ($)(2)	10% ($)(2)
Eddie L. Dunklebarger	24,000	16.00%	$31.92	12/4/2013	$481,783	$1,220,934
Donald F. Holt	7,200	4.8%	$31.92	12/4/2013	$144,535	$366,280
Robert W. Lawley	7,200	4.8%	$31.92	12/4/2013	$144,535	$366,280
Anthony N. Leo	7,200	4.8%	$31.92	12/4/2013	$144,535	$366,280
Jeffrey M. Seibert	7,200	4.8%	$31.92	12/4/2013	$144,535	$366,280

(1)	Options were granted in December, 2003, each with an exercise price of $31.92 per share. The option prices in all events equal the fair market value of the Company common stock on the date of the grant. The options granted in December, 2003 were for the year 2003.
(2)	Applicable SEC regulations require us to disclose the potential appreciation in options granted to executive officers, assuming annualized rates of stock price appreciation of 5% and 10% over the term of the option. Appreciation is determined as of the expiration date of the option. The figures shown above assume 5% and 10% rates of appreciation on an annual basis, with annual compounding of the appreciation rate, beginning with the original option price of $31.92.

Stock Option Exercises

The following table shows:

•	all options exercised by the Named Executive Officers during 2003;

•	the number of shares acquired on exercise;

•	the value realized by the Named Executive Officer upon exercise; and

•	the number of exercisable and un-exercisable options outstanding for each Named Executive Officer, and the value of those options, as of December 31, 2003:

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable(1)	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable(1),(2)
Eddie L. Dunklebarger	12,900	218,702	163,014/46,506	2,934,937/356,648
Donald F. Holt	0	0	1,512/13,248	16,088/70,327
Robert W. Lawley	7,433	141,462	29,729/21,933	504,698/205,334
Anthony N. Leo	2,779	30,812	25,798/21,933	414,116/205,334
Jeffrey M. Seibert	4,847	102,994	53,957/21,933	1,082,028/205,334

(1)	All options granted through December 31, 2003 are reported. Exercisable options are fully vested. Options which will vest in the future are reported as unexercisable.
(2)	The dollar values shown above were calculated by determining the difference between the closing trading price of the Company common stock at December 31, 2003, which was $32.75 per share, and the option price of each option as of December 31, 2003.

Pension Plan

The Bank maintains a pension plan for certain individuals who were employed by Community Banks, N.A., a predecessor of the Bank. Employees hired by Community Banks, N.A. prior to December 31, 1998 became participants in the pension plan on January 1 or July 1 after completing one year of service (12 continuous months and 1,000 hours worked) and reaching age 21. The cost of the pension is actuarially determined and paid by the Bank. The amount of monthly pension is equal to 1.15% of average monthly pay, plus ..60% of average monthly pay in excess of $650, multiplied by the number of years of service completed by an employee. The years of service for the additional portion are limited to a maximum of 37. Average monthly pay is based upon the 5 consecutive plan years of highest pay in the last 10 years. The maximum amount of annual compensation used in determining retirement benefits is $200,000. A participant is eligible for early retirement after reaching age 60 and completing five years of service. The early retirement benefit is the actuarial equivalent of the pension accrued to the date of early retirement. As of December 31, 2003, the only Named Executive Officer who participates in the plan and who has been credited with years of service is Robert W. Lawley (28 years of service).

In 1999, the Board of Directors amended the plan so that pension benefits will be offset by employer contributions to the Company 401(k) Plan. Employees hired after December 31, 1998 are not eligible to participate in the pension plan. In 2003, the Board of Directors amended the plan so that all benefit accruals under the Plan shall cease as of December 31, 2003 and all participants will be 100% vested in their accrued benefit effective as of December 31, 2003. The amount shown on the following table assumes an annual retirement benefit for an employee who chose a straight life annuity and who will retire at age 65. These amounts are not yet offset for the employer contribution in the 401(k) Plan.

Pension Plan Table

	Years of Service
Remuneration	15	20	25	30	35	40
$35,000	$8,486	$11,314	$14,143	$16,971	$19,800	$22,138
55,000	$13,736	$18,314	$22,893	$27,471	$32,050	$35,778
75,000	$18,986	$25,314	$31,643	$37,971	$44,300	$49,418
95,000	$24,236	$32,314	$40,393	$48,471	$56,550	$63,058
115,000	$29,486	$39,314	$49,143	$58,971	$68,800	$76,698
135,000	$34,736	$46,314	$57,893	$69,471	$81,050	$90,338
150,000	$38,673	$51,564	$64,455	$77,346	$90,237	$100,568
175,000	$45,236	$60,314	$75,393	$90,471	$105,550	$117,618
200,000	$51,798	$69,064	$86,330	$103,596	$120,862	$134,668
225,000	$51,798	$69,064	$86,330	$103,596	$120,862	$134,668
250,000	$51,798	$69,064	$86,330	$103,596	$120,862	$134,668
275,000	$51,798	$69,064	$86,330	$103,596	$120,862	$134,668

(a)	The compensation covered by the pension plan includes salary and bonus compensation, as reported under the heading “Annual Compensation” in the Summary Compensation Table on page 8.
(b)	Of the Named Executive Officers, only Mr. Lawley participates in the Pension Plan. As of December 31, 2003, Mr. Lawley had 28 years of credited service under the Plan.
(c)	The estimated benefits shown in the table above were computed assuming that participants would elect to receive straight line annuity payments. The amounts shown on the above table do not take into account any deductions for Social Security or other offset amounts.

Board Compensation Committee Report On Executive Compensation

Through our executive compensation policy, we seek to achieve the following goals in determining compensation of our executive officers:

•	integrate compensation with the Company’s and the Bank’s annual and long-term performance goals;

•	reward exceptional performance;

•	recognize individual initiative and achievements;

•	attract and retain qualified executives;

•	provide compensation packages competitive with those offered by other similar bank holding companies and banks; and

•	encourage stock ownership by executive officers.

The Compensation Committee believes that compensation for the Company’s executive officers can best be accomplished through a combination of techniques, including:

•	salary;

•	the Company Bonus Plan;

•	the Long-Term Incentive Plan; and

•	appropriate fringe benefits.

The Company’s Bonus Plan

The Company maintains a Bonus Plan for the executive officers of the Company and its subsidiaries. Pursuant to this plan, a certain percentage of net income is placed in a bonus pool. Bonuses paid to the executive officers are determined by the Compensation Committee pursuant to guidelines established by the Committee. The guidelines are based upon the level of net income the Company achieves during the year. The remainder of the bonus pool is distributed to other officers of the Company or its subsidiaries. The Compensation Committee delegates to the Chief Executive Officer the distribution of the remainder of the bonus pool. In 2003, Eddie L. Dunklebarger, President and CEO, earned a bonus of $161,500. The total amount of bonuses earned by all Named Executive Officers, including the amount paid to Mr. Dunklebarger, was $376,700.

Long-Term Incentive Plan

In 1998, the Company adopted a Long-Term Incentive Plan. Under the plan, the Company can issue incentive stock options, stock appreciation rights, and non-qualified stock options. The Compensation Committee believes that stock ownership by management helps align management’s interests with the interests of the shareholders in enhancing and increasing the value of the Company common stock. The Compensation Committee considers the same criteria in awarding stock options that it considers in making other compensation decisions.

Employment Agreements

The Company has entered into employment agreements with our Named Executive Officers. Following is a summary of those agreements.

Mr. Dunklebarger

Mr. Dunklebarger’s employment agreement provides that he is employed for a period of five (5) years beginning March 31, 1998. Upon the expiration of the third year of the initial five-year term, and upon the expiration of each additional year of employment, Mr. Dunklebarger’s employment automatically extends for an additional year (resulting in successive three-year terms) unless, no later than ninety (90) days prior to the expiration date, either the Board of Directors of the Company or Mr. Dunklebarger gives written notification to the other of an intent not to renew the employment agreement. The agreement also provides that Mr. Dunklebarger will be paid 120% of his salary for the remainder of the term of the agreement, in the event that he terminates his employment for certain reasons, such as a reassignment of duties, a reduction in compensation, the Company’s breach of the agreement or the removal of Mr. Dunklebarger from his current positions. If Mr. Dunklebarger terminates his employment as the result of a change of control, he is entitled to a lump-sum payment of the total amount of salary which he would have received for the remainder of the term of the agreement.

Pursuant to his agreement, Mr. Dunklebarger receives an annual salary, which is subject to increase as the Compensation Committee and the Board of Directors deem appropriate. Under the terms and conditions of the contract, Mr. Dunklebarger now participates in the Company’s executive bonus plan. Additionally, Mr. Dunklebarger is entitled to participate in or receive benefits under all the Company employment benefit plans, including the right to receive options for at least 6,000 shares of the Company Common Stock (to be adjusted for stock splits and stock dividends) per year, under the Company’s existing stock option plan. Mr. Dunklebarger is also entitled to other benefits and perquisites as the Company’s Board of Directors deems appropriate.

Messrs. Lawley, Leo, Seibert and Holt

The agreements with Robert W. Lawley, Anthony N. Leo, Donald F. Holt and Jeffrey M. Seibert generally provide that they are employed for rolling terms of two (2) years. On each anniversary date of the agreements, the terms of the agreements automatically renew and are extended for an additional one-year period unless either party has provided the other party with notice of intent not to renew within sixty (60) days before the anniversary date. The agreements also provide that if the executive’s employment is terminated pursuant to a change in control, as defined in the agreements, the executive may receive an amount equal to salary to which the executive would be entitled to be paid between the date of termination and the end of the remaining term of the agreement.

Executive Compensation

The Compensation Committee seeks to attract and retain qualified executive officers by offering compensation competitive with that offered by similar bank holding companies. The Compensation Committee considers objective and subjective criteria. Among other things, the Committee considers data from the SNL Executive Compensation Review and data compiled by Human Resource Partners, which used a peer analysis of similarly sized Pennsylvania bank holding companies. The SNL Executive Compensation Review compares:

•	asset size;

•	return on assets;

•	the salaries of the chief executive officer and other executive officers;

•	return on average assets; and

•	return on average equity.

The Compensation Committee also considers the performance of the Company’s common stock on the NASDAQ Stock Market, particularly compared with the performance of the stock of other comparable bank holding companies.

The Compensation Committee does not make its recommendations based solely on corporate performance. The Committee also considers subjective factors. However, the Committee considers peer group information and corporate performance to be significant factors in determining executive compensation.

Mr. Dunklebarger

For 2003, Mr. Dunklebarger received an annual salary of $325,000. He was also a participant in the Community Banks, Inc. Long Term Incentive Plan and the Company’s Bonus Plan. Mr. Dunklebarger earned a bonus of $161,500. Pursuant to the Company Long Term Incentive Plan, Mr. Dunklebarger received stock options to purchase 24,000 shares of the Company common stock at an exercise price of $31.92 per share. These options, granted in December of 2003, were based on 2003 performance.

Other Executive Officers

With respect to the compensation of the Company’s other executive officers, the Compensation Committee considers information provided by the Chief Executive Officer about each executive officer including:

•	level of individual performance;

•	contribution to the consolidated organization; and

•	salary history.

The Compensation Committee also considers:

•	the earnings of the Company on a consolidated basis;

•	the peer group compensation information discussed above;

•	individual performance factors; and

•	its subjective evaluation of the services provided by each executive officer.

You can see the compensation paid to the Company’s other executive officers in the Summary Compensation Table on page 8 of this proxy statement.

This report is given by the Compensation Committee, consisting of Earl L. Mummert (Chair), Peter DeSoto, Donald L. Miller, Robert W. Rissinger, and John W. Taylor, Jr.

Other Compensation Arrangements For Named Executive Officers

Community Banks, Inc. 401(k) Profit Sharing Plan

Employees are eligible to participate in the Company’s 401(k) plan after they have completed six months of service and have reached their twenty-first birthday. The plan offers both immediate and future benefits to employees in the program. The plan was submitted to the Internal Revenue Service for favorable determination as a tax deferred retirement program.

The Company allocates for participating accounts an annual amount based on the Company’s earnings at the end of each calendar year. The amount allocated to an employee’s account is based on the relationship of the employee’s annual compensation to the total annual compensation paid by the Company to all employees participating in the plan. Subject to limitations of the plan and the trust under plan, an employee can receive a percentage (to be determined in the discretion of the Board of Directors) of his or her annual compensation as a contribution to the plan account each year. The monies allocated to each employee’s account are held and invested by the trustee for the plan. Employees become fully vested in the plan after five years of service. Upon retirement, employees will be eligible to withdraw their vested interest in the plan according to the plan provisions. Should the participant become disabled or upon his or her death, the plan allows for other payment options. As a participant in the plan, the employee has the right to direct the investment of all of his or her funds. An employee may split his or her investment between two or more types of investments or instruct the administrator to place the entire amount in one investment account.

In order to allow participants the opportunity to increase their retirement income, each participant may, at the discretion of the administrator, elect to voluntarily contribute no less than 1% and no more than 17% (subject to certain limitations) of his or her total compensation earned while a participant under the plan. The amounts in each participant’s voluntary contribution account are fully vested at all times and are not subject to forfeiture for any reason. The normal retirement age under the plan is age 65.

Survivor Income Agreements

On June 1, 1994, Community Banks, N.A. entered into a Survivor Income Agreement with Robert W. Lawley. On February 5, 1999, The Peoples State Bank and the Company entered into similar agreements with Eddie L. Dunklebarger, Anthony N. Leo and Jeffrey M. Seibert. On December 31, 2001, Community Banks, N.A. and The Peoples State Bank merged to form one bank named Community Banks. On August 29, 2002, Community Banks entered into a similar agreement with Donald F. Holt. For the purpose of describing the provisions of these agreements, Community Banks and its predecessors will each be referred to as the “Bank.”

In these agreements, the Bank promised to pay to each executive employee’s designated beneficiary a survivor income benefit. The survivor’s income benefit is payable only if the executive employee dies before terminating employment with the Bank and only to the extent that the Bank owns life insurance policies on the executive employee’s life at the time of his or her death.

The base death benefit is equal to the lesser of:

•	three times the executive employee’s base salary for the calendar year in which the executive’s death occurs; or

•	the amount of life insurance proceeds received by the Bank due to the executive’s death.

The base death benefit, however, will be increased by an amount equal to the death benefit multiplied by the Company’s projected highest marginal federal income tax rate for the year in which the executive’s death occurs. The survivor’s income benefit will be paid in a lump sum within 60 days after the executive employee’s death. These agreements are funded by life insurance policies on each executive employee’s life.

The life insurance policies are owned by the Bank, and are in place of each executive employee’s participation in the Bank’s group life insurance plan. A split dollar insurance agreement goes into effect after the executive employee reaches the age of 65, as long he has completed ten (10) years of service. Pursuant to the terms of the split dollar agreement, the executive employee has the right to designate the beneficiary of the death proceeds of the policy to the extent the proceeds exceed the cash surrender value of the policy on the date before the executive employee’s death.

Supplemental Executive Retirement Plans

The Company maintains Supplemental Executive Retirement Plans providing key man life insurance on the lives of certain executive employees. Pursuant to the plans, the Company has purchased key man life insurance policies with death benefits payable to the Company if an executive dies in the course of his employment with the Company, in initial net amounts of:

•	$1,270,000 covering the life of Eddie L. Dunklebarger;

•	$912,000 covering the life of Robert W. Lawley;

•	$575,000 covering the life of Anthony N. Leo; and

•	$570,000 covering the life of Jeffrey M. Seibert.

The plans also provide salary continuation benefits for the executives pursuant to Salary Continuation Agreements entered into between the Company and the executives. If the executive remains employed by the Company until he reaches age 62, then the executive will be entitled to salary continuation for twenty years after retirement. Pursuant to their respective agreements, the following individuals are entitled to the following amounts:

•	Eddie L. Dunklebarger—$80,000 per year;

•	Anthony N. Leo—$40,000 per year;

•	Jeffrey M. Seibert—$40,000 per year; and

•	Robert W. Lawley—$35,000 per year.

If the executive’s employment with the Company is terminated before age 62, the executive will receive reduced benefits at age 62 in accordance with accrual of benefits schedules set forth in the respective agreements. Benefits will not be paid if an executive’s employment is terminated for cause (as defined in the respective agreements). In the event of termination due to disability, the Company may elect to pay the accrued benefit immediately in a lump sum, discounted to present value. In the event that an executive is terminated after a change in control but prior to age 62, the executive will receive at age 62 his accrued benefit, plus an additional benefit equal to three years additional accrual in the case of Mr. Dunklebarger, and two years additional accrual in the cases of Messrs. Leo, Seibert and Lawley. If the executive dies prior to or during the benefit payment period, normal retirement benefits will be payable to the executive’s beneficiaries beginning within one month after the executive’s death.

Directors And Senior Management Deferred Compensation Plan

The Company has adopted the Community Banks, Inc. Directors and Senior Management Deferred Compensation Plan, effective January 1, 2004, to assist the executives in establishing a program to provide supplemental retirement benefits. This plan is a voluntary variable deferred compensation plan. The amount deferred from salary or bonus by the Company’s chief executive officer and the four most highly compensated executives if applicable is included in the Summary Compensation Table under the salary or bonus column.

DIRECTORS

Attendance Fees

In 2003, each Company director received a quarterly fee of $1,250. Each outside director received a fee of $350 for each Board meeting attended. Each director who was not an executive officer also received $350 for each Committee meeting attended.

Directors’ Stock Option Plan

In 2000, the shareholders of the Company approved the Directors’ Stock Option Plan. The purpose of the Directors’ Stock Option Plan is to attract and retain non-employee directors who have outstanding abilities. The plan enables the directors to purchase shares on terms which will give the directors a direct and continuing interest in the success of the Company. The price of the options must equal at least the fair market value of the Company shares on the date the options are granted. Directors may not exercise the options before the first anniversary of the option grant or a change of control in the Company, whichever first occurs. The options will expire in ten years, unless they are exercised.

On December 4, 2003, the Company granted options to all non-employee directors, except emeritus directors, to purchase 500 shares at a price of $31.92 per share. Each non-employee member of the executive committee of the board was awarded options to purchase an additional 250 shares, and each chairman of a board committee received options to purchase an additional 250 shares.

STOCK PERFORMANCE GRAPH

The following graph shows the yearly percentage change in the Company’s cumulative total shareholder return on its common stock from December 31, 1998 to December 31, 2003 compared with the cumulative total return of the NASDAQ Stock Market (US Companies), and a self-determined peer group consisting of 12 bank holding companies. The graph assumes that a $100 investment was made in the Company’s common stock and each of the indices at the earliest date shown and that dividends, if any, were reinvested. The bank holding companies in the peer group are Bryn Mawr Bank Corp., Columbia Bancorp, Comm Bancorp, Inc., Harleysville National Corp., Leesport Financial Corp., National Penn Bancshares, Inc., Omega Financial Corp., Pennrock Financial Services Corp., S & T Bancorp, Inc., Sandy Spring Bancorp, Inc., Sterling Financial Corp., and Sun Bancorp, Inc. The Company selected these companies because they conduct a community banking business in similar markets and they are similar to the Company in asset size and market capitalization. Four of the companies that were in the peer group used in the stock performance graph in the Company’s 2003 proxy statement (F&M Bancorp, MD, First Colonial Group, Inc., Patriot Bank Corp and Promistar Financial Group) have been deleted, because they have merged into other bank holding companies and the necessary stock price information is no longer available for them.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
Community Banks, Inc.

Produced on 01/29/2004 including data to 12/31/2003

$240
$230
$220
$210
$200
$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$80
$70
$60
$50
230.0
167.9
91.8
12/31/1998
12/31/1999
12/29/2000
12/31/2001
12/31/2002
12/31/2003

Legend

Symbol	CRSP Total Returns Index for:	12/1998	12/1999	12/2000	12/2001	12/2002	12/2003
——— ■	Community Banks, Inc.	100.0	98.4	95.6	136.0	150.5	230.0
— — — ★	Nasdaq Stock Market (US Companies)	100.0	185.4	111.8	88.8	61.4	91.8
- - - - ▲	Self-Determined Peer Group	100.0	92.0	80.9	111.3	132.0	167.9

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/1998.

SECURITY OWNERSHIP BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of common stock owned by each of the Company’s directors and Named Executive Officers and by the directors and Named Executive Officers as a group, as of February 27, 2004. Common stock is the only class of equity securities that is outstanding. No one owns more than 5% of the Company’s common stock.

Name of Beneficial Owner and Position	Number of Shares Beneficially Owned		Percentage of Outstanding Common Stock
Directors
Ronald E. Boyer	43,256	(2)	*
Samuel E. Cooper	7,046	(3)	*
Kenneth L. Deibler	53,578	(4)	*
Peter DeSoto	75,261	(5)	*
Eddie L. Dunklebarger, Chairman, President and CEO	288,167	(6)	2.43%
Thomas W. Long	19,585		*
Donald L. Miller	133,635	(7)	1.14%
Thomas L. Miller	59,203	(7)	*
Earl L. Mummert	37,328	(8)	*
Wayne H. Mummert	90,335	(9)	*
Scott J. Newkam	250		*
Robert R. Rissinger	372,364	(10)	3.18%
Allen Shaffer	155,258	(11)	1.33%
John W. Taylor, Jr.	38,355	(12)	*
James A. Ulsh	29,021	(13)	*

Named Executive Officers (other than Mr. Dunklebarger)
Donald F. Holt	1,513	(14)	*
Robert W. Lawley	29,809	(15)	*
Anthony N. Leo	35,529	(16)	*
Jeffrey M. Seibert	86,726	(17)	*

Directors and Named Executive Officers as a Group	1,545,030	(18)	12.85%
*	Indicates less than one percent (1%).

Notes to Security Ownership Table

(1)	The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after February 27, 2004. Beneficial ownership may be disclaimed as to certain of the securities.
(2)	Includes 11,195 shares owned by Alvord-Polk, Inc., the stock of which is held 50% by Robert Rissinger and 50% by Ronald Boyer; 880 shares held by Mr. Boyer’s wife; and stock options to acquire 4,023 shares.
(3)	Includes stock options to acquire 3,376 shares.
(4)	Includes stock options to acquire 1,291 shares.
(5)	Includes 3,600 shares held in Mr. DeSoto’s IRA and stock options to acquire 4,023 shares.
(6)	Includes 492 shares owned by Mr. Dunklebarger’s wife, 16,714 shares owned by Mr. Dunklebarger’s children, 19,478 shares in his 401(k) Plan, 13,263 shares in his IRA, 3,689 shares held in an ESPP, and stock options (ISOs and Non-Qualified Stock Options) to acquire 163,014 shares.
(7)	Includes stock options to acquire 4,023 shares.
(8)	Includes 27,450 shares held by Earl Mummert’s IRA and stock options to acquire 7,741 shares.

(9)	Includes 20,005 shares held by Wayne Mummert’s wife and stock options to acquire 7,095 shares.
(10)	Includes 11,195 shares owned by Alvord-Polk, Inc., the stock of which is held 50% by Robert Rissinger and 50% by Ronald Boyer. Also includes 24,947 shares owned by Engle Ford, Inc., 66,357 shares owned by Mr. Rissinger’s wife, 115,945 shares held in Mr. Rissinger’s IRA and stock options to acquire 4,669 shares.
(11)	Includes 84,223 shares owned by the Polk Foundation, of which Mr. Shaffer is chairman, and for which Mr. Shaffer holds voting and investment power; and stock options to acquire 4,023 shares.
(12)	Includes 1,849 shares owned by Mr. Taylor’s wife, 1,322 shares held in Mr. Taylor’s IRA, and stock options to acquire 4,023 shares.
(13)	Includes 2,640 shares held in Mr. Ulsh’s 401(k) Plan and stock options to acquire 4,023 shares.
(14)	Consists entirely of exercisable stock options, except for one share held in Mr. Holt’s 401(k) Plan.
(15)	Includes 47 shares held in the Employee Stock Purchase Plan, 29 shares held by Mr. Lawley’s children; 3 shares held in his 401(k) account and options to acquire 29,729 shares.
(16)	Includes 8,887 shares held in his 401(k) account and options to acquire 25,796 shares.
(17)	Includes 11,463 shares held in Mr. Seibert’s IRA; 8,610 shares held in his 401(k) account and options to acquire 53,957 shares.
(18)	Includes 266,313 shares that are indirectly held. The 11,195 shares owned by Alvord-Polk, Inc. are counted only once in this total, as Alvord-Polk, Inc. is 50% owned by Robert W. Rissinger and 50% owned by Ronald E. Boyer. Thus, these shares are indicated above as being beneficially owned by both Mr. Rissinger and Mr. Boyer.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers must file reports with the Securities and Exchange Commission indicating the number of shares of the Company common stock they beneficially own and changes in their beneficial ownership. To the best of our knowledge, all such reports were filed on a timely basis, except for the following: Robert W. Lawley, Executive Vice President – one late filing of a small acquisition from the Company of 6.284 shares under the Dividend Reinvestment Plan by Mr. Lawley’s children; Robert W. Rissinger, Director – one late filing regarding 330 shares transferred in kind by Mr. Rissinger’s wife to a joint account held by Mr. and Mrs. Rissinger; and John W. Taylor, Jr., Director – four late filings regarding a small acquisition under the Dividend Reinvestment Plan of 37.689 shares purchased on the open market and three small acquisitions from the Company under the Dividend Reinvestment Plan of 38.789 shares, 36.080 shares, and 31.418 shares respectively.

OTHER MATTERS RELATING TO SHAREHOLDERS

Other Business

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted pursuant to the judgment of the proxy holder.

Relationship With Independent Certified Public Accountants

On June 4, 2003, Community dismissed its independent accountants, PricewaterhouseCoopers LLP (PricewaterhouseCoopers) and appointed Beard Miller Company LLP (“Beard Miller”) as its new independent accountants, each effective immediately. The decisions to dismiss PricewaterhouseCoopers and to engage Beard Miller were approved by the Company’s Audit Committee. PricewaterhouseCoopers’ report on the Company’s consolidated financial statements for 2002 and 2001 contained no adverse opinion or disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. During the fiscal years 2002 and 2001 and interim periods, there were no disagreements or reportable events relating to any matter of accounting principles and practices, financial statements disclosure or auditing scope or procedure, which PricewaterhouseCoopers would have referred to in connection with its report if the disagreement had not been resolved to its satisfaction. The Company acknowledges that disagreements required to be reported in response to the preceding sentence include both those resolved to PricewaterhouseCoopers’ satisfaction and those not resolved to PricewaterhouseCoopers’ satisfaction. The Company further acknowledges that disagreements contemplated by this rule are those which occurred at the decision-making level, i.e., between Company personnel responsible for the presentation of its financial statements and PricewaterhouseCoopers personnel responsible for rendering its report. There have been no reportable events within the meaning of Item 304 of Regulation S-K.

The Audit Committee has engaged Beard Miller Company LLP to act as the Company’s auditor for 2004. A representative of Beard Miller Company LLP is expected to be at the 2004 annual meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions.

The Sarbanes Oxley Act of 2002 and the auditor independence rules of the United States Securities and Exchange Commission require all public accounting firms who audit public companies to obtain pre-approval from their respective Audit Committees in order to provide professional services without impairing independence. Before Beard Miller performs any services for the Company, the Audit Committee is informed that such services are necessary and is advised of the estimated costs of such services. The Audit Committee then decides whether to approve Beard Miller’s performance of the services. In 2003, all services performed by Beard Miller were approved in advance pursuant to these procedures, except to the extent that the Audit Committee relied on the de minimus exception to pre-approval of services discussed below. The Audit Committee has determined that the performance by Beard Miller of tax services is compatible with maintaining that firm’s independence.

Beard Miller Company LLP has previously issued engagement letters to or obtained formal approval from the Company’s Audit Committee for certain services. These services are summarized below.

Fees Billed By Independent Certified Public Accountants

Fees for professional services provided by our independent accountants were as follows for the last two fiscal years:

Year	Audit		Audit-Related		Tax		All Other Fees

	PricewaterhouseCoopers LLP
2002	$99,180		$4,000		$119,303		-0-
2003	$9,452		$21,895		$28,199		-0-

	Beard Miller Company LLP
2003	$115,967	(1)	$8,195	(2)	$425	(3)	-0-

(1)	Includes professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in Forms 10-Q, FDICIA attestation and out-of-pocket expenses.
(2)	Includes assistance on matters of accounting and due diligence related to a proposed acquisition.
(3)	Includes assistance with various tax matters.

These fees paid to Beard Miller Company LLP in 2003 were approved in accordance with the Audit Committee’s policy. The de minimus exception (as defined in Rule 202 of the Sarbanes-Oxley Act) was applied to 1% of the 2003 total fees. These fees are located in the audit-related and tax fees categories in the table above.

Shareholder Proposals For The 2005 Annual Meeting Of Shareholders

Under the Company’s Bylaws, no shareholder proposals may be brought before an annual meeting of shareholders unless a proposal is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to vote who has delivered notice to the Company (containing information specified in the Bylaws) not less than 120 days prior to the anniversary of the mailing of the previous year’s proxy statement. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement. A shareholder wishing to submit a proposal for consideration at the 2005 Annual Meeting of Shareholders, either under SEC Rule 14a-8, or otherwise, should do so no later than November 30, 2004.

If the Secretary of the Company receives notice of a shareholder proposal that complies with the governing Bylaw provision on or prior to the required date and if such proposal is properly presented at the 2005 annual meeting of shareholders, the proxies appointed by the Company may exercise discretionary authority in voting on such proposal if, in the Company’s proxy statement for such meeting, the Company advises shareholders of the nature of such proposal and how the proxies appointed by the Company intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate proxy statement to the Company’s shareholders.

The presiding officer of the meeting may refuse to permit any proposal to be made at an annual meeting by a shareholder who has not complied with all of the governing Bylaw procedures, including receipt of the required notice by the Secretary of the Company by the date specified. If a shareholder proposal is received by the Company after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2005 annual meeting of shareholders, the proxies appointed by the Company may exercise discretionary authority when voting on such proposal.

If the date of our next annual meeting is advanced or delayed by more than 30 days from May 4, 2005, we will promptly inform you of the change of the annual meeting and the date by which shareholder proposals must be received.

Form 10-K Annual Report

The Company’s Annual Report on Form 10-K for the year ended December 31, 2003 is included with this proxy statement.

Our annual report on Form 10-K for the year ended December 31, 2003, which we filed with the SEC, is incorporated in this proxy statement by reference. All information appearing in this proxy statement should be read together with, and is qualified in its entirety by, the information and financial statements (including notes) appearing in the Form 10-K.

Only one Annual Report on Form 10-K and proxy statement is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the Annual Report on Form 10-K and proxy statement to a shareholder at a shared address to which single copies were sent. A shareholder can make a request by calling Donald F. Holt, Executive Vice President and CFO at 717-920-1698, or by mailing a request to the above address. If shareholders sharing an address are currently receiving more than one annual report or proxy statement, they can request that the Company send only one copy by calling Mr. Holt or mailing a request to the above address.

Return Of Proxy

You should sign, date and return the enclosed proxy card as soon as possible whether or not you plan to attend the meeting in person. If you wish to vote in person at the meeting, you may then withdraw your proxy.

By order of the Board of Directors,

Patricia E. Hoch

Secretary

Harrisburg, Pennsylvania

March 30, 2004

APPENDIX A

COMMUNITY BANKS, INC.

COMMUNITY BANKS

AUDIT COMMITTEE CHARTER

The Boards of Directors of Community Banks, Inc. (CMTY) and Community Banks hereby constitute and establish an Audit Committee with its authority, structure, membership, responsibilities, processes, and specific duties as follows:

AUTHORITY

The authority for the Audit Committee is derived from the full Boards of Directors of Community Banks, Inc. and Community Banks. The Committee has the authority to engage independent counsel and other advisors, as deemed necessary, with appropriate funding to be provided by the Corporation. Committee membership is reviewed annually, and members and the chairperson are appointed accordingly.

FUNDING

In addition to providing funding for independent counsel and advisors employed by the Committee, as discussed above, the Corporation will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the board of directors, for payment of:

Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation;

Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

STRUCTURE AND MEMBERSHIP

The Committee shall be comprised of at least three members and consist of independent CMTY directors only. A director is independent if he or she both: a.) is independent as that term is defined in the NASDAQ Marketplace rules and b.) meets the criteria for independence set forth in SEC Rule 10A-3(b)(1) (subject to the exemptions provided in Rule 10A-3(c)). Also, committee members must not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three (3) years. All members must be able to read and understand fundamental financial statements, including the company’s balance sheet, income statement, and cash flow statement. At least one member must have past employment experience in finance/accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities which results in the individual’s financial expertise.

Notwithstanding the requirement that the members of the Committee be independent, as discussed above, one director who:

(i)	is not independent as defined in NASDAQ Marketplace Rule 4200;

(ii)	meets the criteria set forth in Section 10A(m)(3) under the Securities Exchange Act of 1934 and the rules there under, and

(iii)

is not a current officer or employee or a Family Member (as that term is defined in the NASDAQ Marketplace Rules) of such officer or employee, may be appointed to the Committee, if the board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Corporation and its shareholders, and the board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two years and may not chair the Committee.

RESPONSIBILITIES, PROCESSES, AND SCOPE

The Committee’s purpose is to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. To this end, the responsibilities of the Committee include the monitoring of risks; oversight of the internal and external audit, accounting and financial reporting functions; and the analysis of regulatory examinations. Specific responsibilities include:

Meetings

*** Meet at least quarterly, but as many times as the Committee deems necessary.

Independent Public Accountant

*** The independent public accountant (IPA) reports to the Audit Committee. The IPA will be engaged for the purpose of preparing and/or issuing an audit report or performing other audit, review or attest services for the Corporation. The Committee, in its capacity as a committee of the board of directors, is directly responsible for the appointment, compensation, retention, and oversight of the work of the IPA (including resolution of disagreements between management and the IPA regarding financial reporting). Typically, all services provided by the IPA must be pre-approved by the Committee. A “de minimus” exception exists for permissible services that do not aggregate more than 5% of total fees paid to the IPA in a fiscal year and were not recognized at the time of original engagement. These exceptions are to be reported to the Committee or its representative as soon as practicable.

*** Discuss with IPA the matters required by Statement of Auditing Standards No. 61, “Communication with Audit Committees” and Statement of Auditing Standards No. 90, “Audit Committee Communications.”

*** Ensure receipt from the IPA of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the full Corporate Board take appropriate action to oversee the independence of the external auditor.

*** Review the scope and general extent of the external audit examination, including the management and engagement letters. The Committee should discuss with the IPA the quality of the Corporation’s financial and accounting practices, and any relevant recommendations. Fees are to be presented annually to the Committee for approval. This process establishes the auditor’s ultimate accountability to the CMTY Board of Directors and the Audit Committee, as representatives of shareholders, and these shareholder representatives’ ultimate authority and responsibility to select, evaluate, and where appropriate, replace the external auditor.

*** Meet with the IPA in executive session annually or more frequently as deemed necessary.

Internal Audit

*** Appointment, compensation, retention, and oversight of the work of the internal auditors.

*** Review, discuss, and approve the annual internal audit program. Meet quarterly with internal audit to review audit reports issued and monitor disposition of internal audit findings.

*** Meet with internal audit in executive session quarterly or more frequently as deemed necessary.

Internal Controls and Financial Reporting

*** Review the adequacy of internal control systems and the extent to which significant audit recommendations have been implemented.

*** Review with management the Corporation’s audited financial statements for inclusion in the Annual Report on Form 10-K. Review with management the quarterly filed financial reports on Form 10-Q and ensure compliance with Statement of Auditing Standards No. 100, “Interim Financial Information.”

*** Review management’s assertion regarding the effectiveness of internal controls over financial reporting, review management’s assertion regarding compliance with designated laws and regulations, and review the IPA’s attestation on management’s assertions regarding internal controls over reporting.

Other Responsibilities

*** Review the reports of examinations of the Corporation and its subsidiaries by regulatory authorities, as appropriate, and management’s responses.

*** Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

*** Establish procedures for receipt of communications from shareholders.

*** Keep detailed minutes of the meetings that will document the audit reports and major findings discussed and record any action taken. These minutes will be used by the Audit Committee Chairman when making his regular report to the full Boards at the regularly scheduled Board Meetings.

*** Annually report to the shareholders, describing the Committee’s composition, responsibilities, how they were discharged, and approval of non-audit services.

*** Annually review and approve the Audit Committee Charter.

APPENDIX B

COMMUNITY BANKS, INC.

NOMINATING/CORPORATE GOVERNANCE

COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	PURPOSE

The Nominating/Corporate Governance Committee (the “Committee”) shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community by:

A.	Identifying individuals qualified to become directors and recommending that the Board of Directors select the candidates for all directorships to be filled by the Board of Directors or by the shareholders;

B.	Developing and recommending to the Board of Directors a set of corporate governance principles applicable to the corporation; and

C.	Otherwise taking a leadership role in shaping the corporate governance of the corporation.

II.	STRUCTURE AND OPERATIONS

Composition and Qualifications

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the NASDAQ MARKETPLACE rules.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

III.	MEETINGS

The Committee shall meet at least annually or more frequently as circumstances dictate. The Chairman of the Board of Directors or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically, provided that everyone participating in the meeting can hear one another for the entire discussion of matters to be acted upon.

All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.	RESPONSIBILITIES AND DUTIES

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain and terminate outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention. The Committee also shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the corporation, including sole authority to approve the fees payable to such search firm and any other terms of retention.

Board Selection, Composition and Evaluation

1.	Establish criteria for the selection of new directors to serve on the Board of Directors.

2.	Identify individuals believed to be qualified as candidates to serve on the Board of Directors and recommend that the Board of Directors select the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include (a) ensuring that the Board of Directors, as a whole, consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, business acumen, local or community ties, (b) minimum individual qualifications, including strength of character, mature judgment familiarity with the company’s business and industry, independence of thought and an ability to work collegially and (c) any criteria for Board membership contained in the corporation’s bylaws. The Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.

Review and make recommendations to the full Board of Directors whether members of the Board of Directors should stand for re-election. Consider matters relating to the retirement of members of the Board of Directors, including term limits or age limits.

In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board of Directors, recommend to the Board of Directors the class of directors in which the director-nominee should serve.

3.	Evaluate candidates for nomination to the Board of Directors, including those recommended by shareholders. Shareholders who intend to nominate or recommend a candidate for nomination shall notify the Secretary of the corporation, 750 East Park Drive, Harrisburg, Pennsylvania 17111, in accordance with any deadlines set forth in the corporation’s bylaws. The Secretary, in turn, shall deliver all such communications to the Chairman of the Committee. Timely shareholder recommendations shall receive the same consideration by the Committee as any other recommendations received by the Committee.

4.	Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

5.	Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers, and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders.

6.	Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board of Directors has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

7.	Oversee evaluation of, at least annually, and as circumstances otherwise dictate, the Board of Directors and management.

Committee Selection, Composition and Evaluation

8.	Recommend members of the Board of Directors to serve on the committees of the Board of Directors, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

9.	Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

10.	Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board of Directors and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any committee of the Board of Directors.

11.	Periodically review the charter and composition of each committee of the Board of Directors and make recommendations to the Board of Directors for the creation of additional committees or the elimination of committees of the Board of Directors.

Corporate Governance

12.	Review the adequacy of the certificate of incorporation and by-laws of the corporation and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws for consideration by the shareholders.

13.	Develop and recommend to the Board of Directors a set of corporate governance principles and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

14.	Review policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas and procedures for delivery of materials in advance of meetings.

Continuity/Succession Planning Process

15.	Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the CEO and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

Reports

16.

Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant t the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

17.	Maintain minutes or other records of meetings and activities of the Committee.

V.	ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

COMMUNITY BANKS, INC.

ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 4, 2004

10:00 A.M. (ET)

FOUR POINTS SHERATON

800 EAST PARK DRIVE

HARRISBURG, PENNSYLVANIA

PROXY

COMMUNITY BANKS, INC.

750 E. PARK DRIVE

HARRISBURG, PA 17111

(717) 920-1698

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF COMMUNITY BANKS, INC.

The undersigned hereby appoints Anthony N. Leo as Proxy, with the power to appoint his substitute, and authorizes him to represent and vote, as designated on the reverse side, all the shares of Common Stock of Community Banks, Inc. (“CMTY”) held of record by the undersigned on February 27, 2004 at the Annual Meeting of Shareholders to be held on May 4, 2004 or any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION OR DIRECTION IS MADE, THEY WILL BE VOTED FOR THE ELECTION OF EACH CLASS A DIRECTOR, AND FOR ANY OTHER BUSINESS IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE IF YOU DO NOT VOTE BY TELEPHONE.

See Reverse for Voting Instructions.

THERE ARE TWO WAYS TO VOTE YOUR PROXY

Your telephone vote authorizes the Named Proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK — EASY — IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on May 3, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Community Banks, Inc., c/o Shareowner Services-,

P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone, please do not mail your Proxy Card

Company #

The Board of Directors Recommends a Vote for Items 1 And 2.

			Vote FOR all nominees	Vote WITHHELD from all nominees (except as marked)
1.	ELECTION OF DIRECTORS	01 Thomas L. Miller 02 James A. Ulsh 03 Ronald E. Boyer 04 Peter DeSoto	☐	☐

Class A:

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

		For	Against	Abstain
2.	OTHER BUSINESS. Take action on other business which may properly come before the meeting.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below: ☐	I/we plan to attend the Annual Meeting. (Check the box if attending this meeting) ☐

Date

Signature(s) in Box

Please date and sign exactly as your name appears hereon.

When signing as an Attorney, Executor, Administrator, Trustee or Guardian, please give full title.

If more than one Trustee, all must sign. All joint owners must sign.